EXHIBIT 10.69

RESTRICTED STOCK UNIT AGREEMENT (NON-EMPLOYEE DIRECTORS)

Ashland Inc.

2021 Omnibus Incentive Compensation Plan

Director: Director Name

Restricted Stock Units (“RSUs”)
Granted: Number of Awards Granted

Grant Date: Grant Date

Vesting Date: See Paragraph 3, below

1.
Grant. Ashland Inc. (“Ashland”) hereby grants to the above-named individual (the “Director”) #QuantityGranted# Units (the “Award”) pursuant to and subject to the terms of the Ashland Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) and this Restricted Stock Unit Agreement (“Agreement”), in order to provide the Director with an additional incentive to continue his or her service as a member of the Ashland board of directors (the “Board”) in the best interests of Ashland, its Affiliates, and its stockholders. Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.
2.
RSUs. Each RSU represents a contingent right of the Director to receive one (1) Share at the applicable Vesting Date for such RSU. The number of RSUs granted hereunder has been determined by dividing the total dollar value intended to be delivered to the Director under this Award by the Fair Market Value of one (1) Share of Ashland on the Grant Date, rounded down to the nearest whole number.
3.
Vesting. The RSUs set forth above shall vest into Shares on the one (1) year anniversary of the Grant Date, provided, however, that if the Director does not seek re-election to the Board, the Shares shall vest on the date of the Board meeting that immediately precedes the one (1) year anniversary of the Grant Date if the Director is a non-employee member of the Board on such date (such date, as applicable, the Grant Date).
4.
Forfeiture. Except as otherwise provided in this Agreement or as otherwise determined by the Committee (but subject to Section 6(i) of the Plan), if Director’s service on the Board ends for any reason other than a decision not to seek re-election to the Board in accordance with Section 3 above prior to a Vesting Date, all RSUs granted hereunder shall be forfeited. Notwithstanding the foregoing (but subject to Section 6(i) of the Plan), the Committee may, in its sole discretion, provide for accelerated vesting of the Award or any portion thereof at any time and for any reason.
5.
Death or Disability. If the Director’s service on the Board ends due to the Director’s death or Disability, all unvested RSUs under this Award will be immediately accelerated and will vest into Shares on the date of such cessation of service due to Death or Disability within thirty (30) days of the Vesting Date.

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6.
Time of Payment and Taxation. Except as otherwise provided under the Ashland Inc. Independent Director Deferred Compensation Program, the Shares underlying any RSUs that vest in accordance with this Agreement will be paid/delivered to and in the name of the Director within thirty (30) days after the Vesting Date for such tranche of RSUs, subject to tax deductions and withholding (to the extent applicable) as set forth in Section 9(d) of the Plan.
7.
No Stockholder Rights. Unless and until such time as Shares are delivered in settlement of vested RSUs, Director shall have no ownership of the Shares underlying any RSUs granted under this Award or to cast any vote with respect to such Shares.
8.
Dividend Equivalents. While this Award is outstanding, on each date that cash dividends are paid by Ashland to holders of Shares, Ashland will increase the number of RSUs granted hereunder by (1) the product of the number of RSUs held by the Director as of the date of record for such dividend (inclusive of RSUs that have been added to the original number of RSUs pursuant to this Section 8) multiplied by the per Share cash dividend amount, divided by (2) the Fair Market Value of the Shares on the date of record for such dividend. Such additional RSUs issued in respect of cash dividends on the Shares will be subject to all the terms and conditions of this Award, this Agreement and the Plan and to the same vesting conditions and restrictions as the RSUs to which such additional RSUs relate.
9.
Fractional RSUs. Notwithstanding any other provision of this Agreement or the Plan to the contrary, in the event the Director is credited with any fractional RSUs as a result of the grant of any dividend equivalents under Section 8 of this Agreement prior to the Vesting Date, such fractional RSUs shall be rounded up to the nearest whole RSU and shall otherwise vest in accordance with the terms of this Agreement.
10.
Change of Control. The Award shall be treated in accordance with Section 8 of the Plan in the event of a Change of Control prior to the final Vesting Date.
11.
Compensation Recovery. Notwithstanding anything in the Plan, this Agreement or any other agreement or declaration, Ashland will be entitled, to the extent permitted or required by applicable law, rule or regulation, Ashland policy and/or the requirements of an exchange on which Ashland securities are listed for trading, in each case, as in effect from time to time, to cancel this Award and/or to require the reimbursement or return of, recoup or otherwise recover equity or other compensation of whatever kind paid or delivered by Ashland or any of its Affiliates at any time to the Director under the Plan, as well as any profits or gains realized thereon. The provisions in this paragraph apply whether any such law, rule, regulation, Ashland policy and/or exchange listing requirement is in existence or applies as of the Grant Date or Vesting Date or is later adopted, modified or becomes applicable. By accepting this Award, the Director agrees to the provisions of this paragraph, agrees to comply with any Ashland request or demand for such recoupment, other recovery or cancellation/forfeiture, and agrees to be bound by any such applicable compensation recovery law, rule, regulation, exchange listing requirement and/or policy adopted in the discretion of Ashland (including, without limitation, policies to comply with applicable laws, rules, regulations and/or exchange listing requirements and any other policies). The provisions in this paragraph are not exclusive and are in addition to every other right or remedy at law or in equity

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that may be available to Ashland, including under the Plan and any other plan or agreements with the Director.
12.
Non-transferability. The Director may not sell, transfer, pledge, assign, attach or otherwise alienate or hypothecate the RSUs or any rights under this Agreement other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Director only by him or her. The terms of this Agreement and Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Director.
13.
No Right to Employment. Nothing contained in this Agreement or in the Plan shall confer upon the Director any right to employment by, or to remain in the service of, Ashland or any of its Affiliates.
14.
Data Privacy. Information about the Director and the Director’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its Affiliates and any third-party Plan administrators as necessary for the purpose of managing and administering the Plan. The Director understands that such processing of this information may need to be carried out by Ashland and its Affiliates and by third party administrators whether such persons are located within the Director’s country or elsewhere, including the United States of America. By accepting this Award, the Director consents to the processing of information relating to the Director and the Director’s participation in the Plan in any one or more of the ways referred to above.
15.
Electronic Delivery and Participation. Ashland and any Affiliate may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by Ashland, any Affiliate or a third party designated by Ashland.
16.
Code Section 409A. To the extent applicable, for purposes of this Agreement, the Director’s separation from service will be determined consistent with the rules relating to a “separation from service” within the meaning of Code Section 409A and the regulations and other guidance promulgated thereunder (“Section 409A”). Notwithstanding anything provided herein to the contrary, to the extent of any payments provided under this Agreement in connection with the Director’s separation from service with Ashland and its Affiliates constitute “nonqualified deferred compensation” within the meaning of Section 409A, and the Director is a “specified employee” within the meaning of Section 409A upon such separation from service, then such payment shall not be made until the earlier of (i) the expiration of the six month period measured from the Director’s separation date, or (ii) the date of the Director’s death following such separation date. The Director acknowledges that, regardless of any action taken by Ashland and its Affiliates, the liability for all taxes related to the Award and this Agreement are the sole responsibility of the Director, and nether Ashland nor its Affiliates are liable to the Director for any taxes, penalties and interest incurred by the Director relating to the Award and this Agreement.
17.
Acceptance. This Award of RSUs is subject to and expressly conditioned upon the Director’s on-line acceptance of the terms and conditions of the Plan, this Agreement, and the Award through the Karr Barth website.

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By accepting the terms and conditions of this Agreement, the Director acknowledges that he or she has access to or the ability to request a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement from the Karr Barth website, the SEC’s EDGAR filing website, or by contacting Ashland’s Chief Human Resources Officer. The terms and provisions of the Plan are incorporated herein by reference. The Director hereby accepts this Award on the terms and conditions set forth herein and, in the Plan, and acknowledges that he or she has had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, Ashland Inc. has caused this instrument to be executed and delivered effective as of the Grant Date set forth above.

Ashland Inc.

By: #Signature#

Name: #ParticipantName#

Date: #AcceptanceDate#

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